Exhibit 32.2

GMH COMMUNITIES TRUST

CERTIFICATIONS REQUIRED BY
RULE 13a-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        I, Bradley W. Harris, Senior Vice President and Chief Financial Officer of GMH Communities Trust, a Maryland real estate investment trust (the "Company"), hereby certify that, to my knowledge:

          (1)   The Company's annual report on Form 10-K for the year ended December 31, 2004 (the "Form 10-K") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

          (2)   The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

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/s/ Bradley W. Harris Bradley W. Harris Senior Vice President and Chief Financial Officer

Date: March 31, 2005